As filed with the Securities and Exchange Commission on November 3, 2017
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

BRIDGEPOINT EDUCATION, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	59-3551629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8620 Spectrum Center Blvd.
San Diego, CA 92123
(858) 668-2586
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________________

Andrew S. Clark
President and Chief Executive Officer
Bridgepoint Education, Inc.
8620 Spectrum Center Blvd.
San Diego, CA 92123
(858) 668-2586
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________

Copies to:

Jeffrey D. Saper, Esq. Martin J. Waters, Esq. Wilson Sonsini Goodrich & Rosati, PC 12235 El Camino Real, Suite 200 San Diego, CA 92130-3002 Telephone: (858) 350-2300 Facsimile: (858) 350-2399
From time to time after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	7,562,890	$9.68	$73,208,775	$9,114

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices per share of common stock as reported on the New York Stock Exchange on October 31, 2017.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2017

PROSPECTUS

7,562,890 Shares
Bridgepoint Education, Inc.
Common Stock
____________________
This prospectus relates to the disposition from time to time of up to 7,562,890 shares of our common stock, which are held by the selling stockholder named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.
The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.
Our common stock is quoted on the New York Stock Exchange under the symbol “BPI.” The last reported sale price of our common stock as reported on the New York Stock Exchange on November 2, 2017 was $9.68 per share.
Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus, and “Item 1A-Risk Factors” of our most recent report on Form 10-K or 10-Q which is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017

____________________

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this process, the selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.
This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC.
You should rely only on the information contained in or incorporated by reference into this prospectus (as it may be supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of the prospectus or any sale of our common stock.
We urge you to read carefully this prospectus (as it may be supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before deciding whether to invest in any of the common stock being offered.
Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Bridgepoint” and “the company” refer to Bridgepoint Education, Inc., a Delaware corporation, and its consolidated subsidiaries, including Ashford University and University of the Rockies. References to the “selling stockholder” refer to the stockholder listed herein under the heading “Selling Stockholder” and its donees, pledgees, transferees or other successors-in-interest.
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i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated herein by reference carefully, including the section entitled “Risk Factors” beginning on page 4 of this prospectus.
Overview
We are a provider of postsecondary education services through our regionally accredited academic institutions, Ashford University® and University of the RockiesSM. Ashford University offers associate’s, bachelor’s and master’s programs, and University of the Rockies offers master’s and doctoral programs. As of September 30, 2017, our academic institutions offered approximately 1,140 courses and approximately 80 degree programs. We are also focused on providing innovative technologies to enhance the student experience and support faculty and student engagement.
Our institutions are committed to providing a high-quality educational experience to their students. Our institutions' online delivery models, weekly start dates, commitment to affordability and transferability of credits make their programs highly accessible. Our institutions' online platform has been designed to deliver a quality educational experience while offering the flexibility and convenience that many students require, particularly working adults. Our institutions have a comprehensive curriculum development process and employ qualified faculty members with significant academic and practitioner credentials. Our institutions conduct ongoing faculty and student assessment processes and provide a broad array of student services.
We are also focused on developing innovative new technologies to improve the way students learn, such as Constellation™, our proprietary learning platform, and the mobile applications offered by our institutions.
Ashford University
In March 2005, we acquired The Franciscan University of the Prairies, located in Iowa, and renamed it Ashford University. The mission of Ashford University is to provide accessible, affordable, innovative, high-quality learning opportunities and degree programs that meet the diverse needs of individuals pursuing advancement in their lives, professions and communities. We believe Ashford University is helping to define the modern college experience by providing the flexibility and effectiveness of online learning. The institution offers associate's, bachelor's and master's degree programs primarily online. Ashford University is comprised of four colleges: the Forbes School of Business and Technology™, the College of Education, the College of Health, Human Services and Science, and the College of Liberal Arts.
Ashford University is accredited by WASC Senior College and University Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017 (the “Form 10-K”). Ashford University maintains a website at www.ashford.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
University of the Rockies
In September 2007, we acquired the Colorado School of Professional Psychology, located in Colorado, and renamed it University of the Rockies. The mission of University of the Rockies is to provide high-quality, accessible learning opportunities globally for diverse groups of individuals seeking preparation for life goals, professional practice, service and distinguished leadership. University of the Rockies is a graduate institution that offers master's and doctoral degree programs in the social and behavioral sciences. Classes at University of the Rockies are presented in a progressive online format. The majority of students at University of the Rockies attend via the institution's accessible online platform, which is also available through our mobile applications.
University of the Rockies is accredited by the Higher Learning Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of the Form 10-K. University of the Rockies maintains a website at www.rockies.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
Corporate Information
We were incorporated in Delaware in May 1999 under the name TeleUniversity, Inc. and we changed our name to Bridgepoint Education, Inc. in February 2009. Our principal executive offices are located at 8620 Spectrum Center Blvd., San Diego, CA 92123, and our telephone number is (858) 668-2586. Our website is www.bridgepointeducation.com. Information contained on or accessible through our website does not constitute part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

The selling stockholder named in this prospectus may offer and sell up to 7,562,890 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “BPI.” We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus by the selling stockholder. Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholder, we are referring to the shares of common stock that have been issued to Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”). When we refer to the selling stockholder in this prospectus, we are referring to Warburg Pincus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from Warburg Pincus as a gift, pledge, distribution or other non-sale related transfer.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent report on Form 10-K or “Part II-Item 1A-Risk Factors” in our Quarterly Reports on Form 10-Q which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus (as it may be supplemented or amended). Risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, prospects, financial condition, cash flows and results of operations, and could result in a complete loss of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements may include, among others, statements regarding future events, our future results, strategies, expectations, the competitive environment, regulation and the availability of financial resources, including, without limitation, statements regarding:

•
Ashford University's ability to continue to operate an accredited institution subject to the requirements of the State of California, Department of Consumer Affairs, Bureau for Private Postsecondary Education (the “BPPE”);

•
our ability to comply with the extensive and continually evolving regulatory framework applicable to us and our institutions, including Title IV of the Higher Education Act of 1965, as amended (the “Higher Education Act”), and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	projections, predictions and expectations regarding our business, financial position, results of operations and liquidity, and enrollment trends at our institutions;

•	expectations regarding the effect of the closure of Ashford University's residential campus in Clinton, Iowa on our business;

•
our ability to obtain continued approval of Ashford's programs for GI Bill benefits through the Iowa State Approving Agency (the “ISAA”), or the Arizona State Approving Agency, and to prevent any disruption of educational benefits to Ashford's veteran students;

•	new initiatives focused on student success and academic quality;

•	changes in our student fee structure;

•	expectations regarding the adequacy of our cash and cash equivalents and other sources of liquidity for ongoing operations;

•	expectations regarding investment in online and other advertising and capital expenditures;

•	our anticipated seasonal fluctuations in results of operations;

•	management's goals and objectives; and

•	other similar matters that are not historical facts.
Forward-looking statements may generally be identified by the use of words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense.
Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of management regarding future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could actual performance or results to differ materially from our expectations include, but are not limited to:

•	the inability of Ashford University to comply with the additional reporting and disclosure obligations arising as a result of its operation as a BPPE-approved institution;

•	the imposition of fines or other corrective measures against our institutions;

•	adverse regulatory changes affecting our industry;

•
our failure to comply with the extensive and continually evolving regulatory framework applicable to our industry, including Title IV of the Higher Education Act and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	our inability to continue to recruit and retain students;

•	competition in the postsecondary education market and its potential impact on our market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions;

•	our inability to develop new programs or expand existing programs in a timely and cost-effective manner;

•	economic or other developments potentially impacting demand in our institutions' core disciplines or the availability or cost of Title IV or other funding;

•	the preceding and other factors discussed under the heading “Risk Factors” in our filings that are incorporated by reference in this prospectus; and

•	the factors set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-K.
All forward-looking statements are qualified in their entirety by the cautionary statements included herein, and you should not place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this prospectus or the document incorporated by reference into this prospectus, as applicable. We assume no obligation to update or revise any forward-looking statements to reflect actual results, changes in our assumptions or expectations, or any other factors affecting such forward-looking information, except to the extent required by applicable securities laws. If we do update or revise one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We are filing the registration statement of which this prospectus is a part under our contractual obligations to the holder named in the section entitled “Selling Stockholder.” We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock covered by this prospectus by the selling stockholder. The selling stockholder will pay any underwriting discounts or selling commissions incurred in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDER
This prospectus relates to the resale from time to time by the selling stockholder named below of up to 7,562,890 shares of our common stock. Pursuant to the terms of the Second Amended and Restated Registration Rights Agreement, dated August 26, 2009, between us, the selling stockholder and the other persons named therein (the “Registration Rights Agreement”), we have agreed to prepare, on behalf of the selling stockholder, a registration statement on Form S-3, of which this prospectus forms a part, to register with the SEC the offer and sale of the shares of common stock that may be sold by the selling stockholder in this offering. A copy of the Registration Rights Agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered by this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of any offering. For purposes of the table below, we have assumed the selling stockholder will have sold all of the shares covered by the prospectus upon completion of the offering.
The table below sets forth information regarding the selling stockholder’s beneficial ownership of our common stock (i) as of October 31, 2017, prior to the offering, and (ii) upon completion of the offering, assuming the sale by the selling stockholder of all shares of common stock covered by this prospectus upon completion of the offering. The percentage of beneficial ownership is calculated based on 29,176,487 shares of common stock outstanding as of October 31, 2017. We have determined beneficial ownership in accordance with SEC rules. Under these rules, beneficial ownership includes any shares of our common stock with respect to which the selling stockholder, directly or indirectly, has or shares voting power or investment power and any shares with respect to which the selling stockholder has the right to acquire such voting or investment power within 60 days of October 31, 2017 through the exercise of any options, warrants or other rights. Except as indicated in the footnotes below, we believe the selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

	Shares Beneficially Owned Before this Offering		Maximum Number of Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Warburg Pincus Private Equity VIII, L.P. (2)	7,562,890	25.92%	7,562,890	—	—%

(1)	Assumes the sale by the selling stockholder of all shares covered by this prospectus upon completion of the offering.

(2)
The selling stockholder is Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (together with its two affiliated partnerships, “WP VIII”). Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the general partner, both directly and indirectly, of WP VIII. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of WP VIII. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017. See “Certain Relationships and Related Transactions” in our Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders, portions of which are incorporated by reference into this prospectus, for a description of certain material relationships between us and the selling stockholder.

PLAN OF DISTRIBUTION
We are registering a total of 7,562,890 shares of our common stock on behalf of the selling stockholder pursuant to the terms of the Registration Rights Agreement. The selling stockholder and any of its donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholder currently owns 25.92% of our outstanding common stock. If the selling stockholder sells some or all of the shares of common stock covered by this prospectus, it may be deemed by the Department of Education (the “Department”) to be a change in ownership and control, which will require review by the Department in order to reestablish our eligibility to continue to participate in Title IV programs. In connection with this review, we will be required to submit to the Department a change in ownership application. The outcome of any such Department review in connection with a change in ownership and control will be reported in a future filing with the SEC incorporated by reference into this prospectus.
The selling stockholder may decide not to sell any of the shares of common stock covered by this prospectus. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because the selling stockholder and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the New York Stock Exchange;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the issuance of derivative securities, including warrants, exchangeable securities or forward delivery contracts and the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions, including sales directly to the Company;

•	whereby broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.
Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). The selling stockholder has informed us that any such broker-dealer would receive commissions from the selling stockholder which would not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.
The selling stockholder has informed us that, as of the date of this prospectus, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholder’s general partners and/or limited partners.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Under the Registration Rights Agreement, we have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the date that all of the shares of common stock covered by the registration statement have been sold.
We have also agreed, among other things, to pay all expenses incurred by us in connection with the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares of common stock. We have further agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the registration of the shares of common stock, including certain liabilities arising under the Securities Act, or if such indemnification is unavailable, to contribute to the amounts required to be paid in respect of such liabilities. The selling stockholder has, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnification is unavailable, to contribute to the amounts required to be paid in respect of such liabilities.
At any time a particular offer of the shares of common stock is made by the selling stockholder or its donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, PC, San Diego, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of and for the year ended December 31, 2016 incorporated in this prospectus by reference to the Form 10-K and the effectiveness of our internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.bridgepointeducation.com under “Investor Relations — SEC Filings”. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017, as amended on June 6, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 2, 2017, July 26, 2017, and October 25, 2017, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 23, 2017, March 10, 2017, March 20, 2017, April 3, 2017, May 16, 2017, June 1, 2017, July 11, 2017, August 16, 2017, August 17, 2017, and October 13, 2017.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.
You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:
Bridgepoint Education, Inc.
Attn: Investor Relations
8620 Spectrum Center Blvd.
San Diego, CA 92123
(858) 668-2586 x11120

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various costs and expenses payable by us in connection with the distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$9,114
Printing costs	25,000
Legal fees and expenses	75,000
Accounting fees and expenses	30,000
Miscellaneous	35,000
Total	$174,114
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant’s certificate of incorporation and bylaws require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.
Additionally, as permitted by Delaware law, the registrant has entered into indemnification agreements with each of its directors and officers that require the registrant to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be made a witness or a party by reason of (i) the fact that such person is or was a director, officer, employee or agent of the registrant or its subsidiaries, whether serving in such capacity or otherwise acting at the request of the registrant or its subsidiaries, and (ii) anything done or not done, or alleged to have been done or not done, by such person in that capacity. The indemnification agreements also require the registrant to advance expenses incurred by directors and officers within 30 days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and officers are entitled to indemnification under the agreements, and that the registrant has the burden of proof to overcome that presumption in reaching any contrary determination. The registrant is not required to provide indemnification under the agreements for certain matters, including: (a) indemnification beyond that permitted by Delaware law; (b) indemnification for liabilities for which the officer or director is reimbursed pursuant to such insurance as may exist for such person’s benefit; (c) indemnification related to disgorgement of profits under Section 16(b) of the Securities Exchange Act of 1934, as amended; (d) in connection with certain proceedings initiated against the registrant by the director or officer; or (e) indemnification for settlements the director or officer enters into without the registrant’s written consent. The indemnification agreements require the registrant to maintain directors’ and officers’ insurance in full force and effect while any director or officer continues to serve in such capacity, and so long as any such person may incur costs and expenses related to legal proceedings as described above.

Item 16. Exhibits.

(a)	Exhibits.
The following exhibits are filed herewith or incorporated by reference to exhibits previously filed with the SEC, as specified below:

Incorporated by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit No.	Date Filed
4.1	Specimen of Stock Certificate.		S-1	4.1	March 30, 2009
4.2	Second Amended and Restated Registration Rights Agreement dated August 26, 2009 among the registrant and the other persons named therein.		S-1	4.4	September 4, 2009
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.	X
23.1	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).	X
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.	X
23.3	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.	X
24.1	Power of Attorney - Bridgepoint Education, Inc. Directors (included on signature page).	X

(b)	Financial Statement Schedules.
No financial statement schedules are provided because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 3, 2017.

BRIDGEPOINT EDUCATION, INC.

By:	/s/ ANDREW S. CLARK
Andrew S. Clark, Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints, jointly and severally, Andrew S. Clark and Joseph L. D'Amico, and each one of them acting individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew S. Clark Andrew S. Clark	Chief Executive Officer and President (Principal Executive Officer) and Director	November 3, 2017
/s/ Joseph L. D'Amico Joseph L. D'Amico	Interim Chief Financial Officer (Principal Financial Officer)	November 3, 2017
/s/ Steven Burkholder Steven Burkholder	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	November 3, 2017
/s/ Ryan Craig Ryan Craig	Director	November 3, 2017
/s/ Dale Crandall Dale Crandall	Director	November 3, 2017
/s/ Patrick T. Hackett Patrick T. Hackett	Director	November 3, 2017
/s/ Robert Hartman Robert Hartman	Director	November 3, 2017
/s/ Michael B. Horn Michael B. Horn	Director	November 3, 2017
/s/ Victor Nichols Victor Nichols	Director	November 3, 2017
/s/ George Pernsteiner George Pernsteiner	Director	November 3, 2017

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit No.	Date Filed
4.1	Specimen of Stock Certificate.		S-1	4.1	March 30, 2009
4.2	Second Amended and Restated Registration Rights Agreement dated August 26, 2009 among the registrant and the other persons named therein.		S-1	4.4	September 4, 2009
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.	X
23.1	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).	X
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.	X
23.3	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.	X
24.1	Power of Attorney - Bridgepoint Education, Inc. Directors (included on signature page).	X